STOCK EXCHANGE AGREEMENT

                             BETWEEN

                  BAROSSA COFFEE COMPANY, INC.


                               AND

                          JASON BRIGGS

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                    STOCK EXCHANGE AGREEMENT

     This Stock Exchange Agreement (hereinafter the "Agreement") is entered into as of the _11_ day of October 2006, by and among Barossa Coffee Company, Inc., a Nevada corporation, (hereinafter "Barossa"); and Jason Briggs, (hereinafter "Briggs").
                            RECITALS:
     WHEREAS, Briggs owns 200,000 shares of the restricted common stock of Barossa; and
     WHEREAS, Barossa owns One Hundred Percent (100%) of the issued and outstanding common stock of Alchemy Coffee Company, Inc. ( Alchemy); and
     WHEREAS, the board of directors and majority in interest of shareholders of Barossa, respectively, deem it advisable and in the best interests of Barossa and its shareholders that all of the shares of Alchemy be distributed to Briggs in exchange for the 200,000 shares of restricted Barossa common stock owned by him, which shares will then be cancelled on the books of Barossa.
     NOW THEREFORE, for the mutual consideration set forth herein, and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereby agree as follows:
                         AGREEMENT
     1. Exchange of Shares. The parties hereto do hereby agree that Briggs shall receive all of the issued and outstanding shares of Alchemy so that he is the sole shareholder and owner of Alchemy and of all its assets, subject to all liabilities of Alchemy. Briggs shall thereafter own One Hundred Percent (100%) of the capital stock of Alchemy. Upon signing this agreement Adam Gatto will resign as a director of Alchemy leaving Briggs as the sole director and Briggs will resign as an officer and director of Barossa.

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     2.   Delivery of Shares.  Upon the execution hereof  Barossa
shall deliver to Briggs a duly endorsed certificate representing One Hundred Percent (100%) of the issued and outstanding shares of common stock of Alchemy.
     3. Representations of Briggs. Briggs hereby, represents and warrants as follows:
          (a) Briggs is not aware of any agreement or restriction which would adversely affect his ability to enter into and complete the transaction contemplated by this Agreement.
          (b) Briggs has served as an officer and/or director of Barossa and Alchemy since their inception to the present and as such has had complete access to the corporate financial records, minute books, and other corporate documents and records of Alchemy and has reviewed such records and documents as he felt necessary or advisable prior to the execution of this Agreement.
          (c) Briggs has consulted with his own advisors as to the tax and or legal consequences of the transaction contemplated by this Agreement.
          (d) Briggs is aware that by taking ownership of all of the outstanding common stock of Alchemy he will be the sole person responsible for the business affairs of Alchemy and that Barossa has no obligation for any of the existing or future debts or obligations of Alchemy.
     5. Representations of Barossa and Alchemy. Barossa and Alchemy hereby jointly and severally represent and warrant as follows:
     (a) Barossa is the sole owner of the Alchemy shares to be distributed to Briggs hereunder, said shares are free from all liens and encumbrances and Barossa has the absolute right to convey to Briggs good title to said shares.

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     (b)  Barossa has the corporate power to enter into this
Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors and Shareholders of Barossa. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Barossa is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Barossa or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the certificate of incorporation or by-laws of Barossa.
     (c) Barossa and Alchemy are not parties to or the subjects of any pending litigation, claims, or governmental investigation or proceeding not reflected in their financial statements or otherwise disclosed herein, and there are no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of management of Barossa, threatened or contemplated against or affecting Barossa or Alchemy, their management or their properties.
     (d) Barossa and Alchemy are each duly organized, validly existing and in good standing under the laws of the states of their respective incorporation; each has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact.
     (e) Barossa and Alchemy have filed in a timely manner all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof and have paid or made adequate provision in their financial statements for the payment of all
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taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. Neither Barossa nor Alchemy is delinquent or obligated for any tax, penalty, interest, delinquency or charge.

     f) All outstanding shares of capital stock of Barossa and Alchemy are validly issued, fully paid and nonassessable. There are no existing options, calls, warrants, preemptive rights or commitments of any character relating to the issued or unissued capital stock or other securities of Alchemy.

     6.   Releases.   Each party hereto does hereby release the other
     party from any and all claims or liabilities arising from the formation and operations of Barossa and Alchemy from their inception to the present. This release is intended to be effective as a full and final accord and satisfaction and a mutual and general release of a claims whether now known or unknown relating to the matters specified herein.

     7.   Miscellaneous.
     (a) Further Assurances. At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.
     (b) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

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     (c)  Amendment.  This Agreement may be amended only in
writing as agreed to by all parties hereto.
     (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested.
     e) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
     (f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     (g) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.
     (h) Entire Agreement. This Agreement is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.
     (i)  Time.  Time is of the essence.
     (j) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.
     (k) Enforcement. In the event an action is initiated by any party to enforce and/or defend the provisions of this Agreement, the prevailing party shall be entitled to recover their costs of suit, including a reasonable attorney's fee.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


                                    BAROSSA COFFEE COMPANY, INC.

                              /s/Adam Gatto
                              _________________________________
                              Adam Gatto, President, and individually
                              As to paragraph 1. hereof.

                              /s/Jason Briggs
                              _________________________________
                              Jason Briggs, individually